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                                                                    Exhibit 4(D)

NOTE NO. R-1                                           CUSIP N0. 641423AU2



     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO NEVADA POWER COMPANY (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS NOTE IS A BOOK-ENTRY SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) INSIDE THE U.S. TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE U.S. IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE
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SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                             NEVADA POWER COMPANY
                              FLOATING RATE NOTES
                       DUE JUNE 12, 2001  (THE "NOTES")

     Nevada Power Company, a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), for value received, hereby promises to pay to Cede & Co., as the nominee of The Depository Trust Company, or registered assigns, the principal amount of $150,000,000 on June 12, 2001 (the "Maturity Date"), and to pay interest as set forth below on the outstanding principal amount hereof from time to time from June 9, 2000 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on September 9 and December 9 of 2000 and March 9 and June 9 of 2001 and on the Maturity Date (each, an "Interest Payment Date"), commencing September 9, 2000, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day preceding each Interest Payment Date (each, a "Regular Record Date"); provided, however, that
                                                       --------  -------
interest payable on the Maturity Date shall be payable to the person to whom the principal amount of this Note is payable. Any interest payable on any Interest Payment Date other than the Maturity Date and not so punctually paid or duly provided for shall forthwith cease to be payable to the person in whose name this Note is registered at the close of business on such Regular Record Date and shall instead be payable to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Company, notice whereof shall be given to the registered holder of this Note (or one or more predecessor Notes) not less than 10 days prior to such special record date. Principal of this Note shall be payable against surrender hereof at the corporate trust office of the Fiscal Agent or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York.

     Payment of the principal of and interest on this Note shall be made at the corporate trust office of the Fiscal Agent or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, at the option of the Company,
                          --------  -------
payments of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note Register (as defined in Section 3 hereof); and provided
                          --------

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further, however, that in the case of Notes held by a depository (as defined in
-------  -------
Section 3 hereof) or its nominee, payments of principal and interest shall be made by wire transfer of immediately available funds to an account designated by such depository.

     If any Interest Payment Date for this Note (other than an Interest Payment Date at the Maturity Date) would otherwise be a day that is not a Business Day (as defined in Section 1 hereof), such Interest Payment Date shall be postponed until the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Payment Date shall be the next preceding Business Day. If the Maturity Date of this Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity Date, except as otherwise expressly provided for herein.

     This Note is one of a duly authorized series of securities of the Company, limited in aggregate principal amount of $150,000,000, issued under a Fiscal and Paying Agency Agreement, dated as of June 2, 2000, (the "Fiscal Agency Agreement"), duly executed and delivered by the Company to Bankers Trust Company, as Fiscal and Paying Agent (the "Fiscal Agent"). All terms that are used but not defined in this Note and that are defined in the Fiscal Agency Agreement shall have the meanings set forth therein.

     1. Calculation of Interest. The period beginning on, and including, June 9, 2000 and ending on, but excluding, the first Interest Payment Date and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "Interest Period". "Business Day" shall mean any day on which commercial banks and foreign exchange markets are open for business, including dealings in deposits in U.S. dollars in New York.

     The rate of interest payable from time to time in respect of this Note (the "Rate of Interest") will be a floating rate determined by reference to LIBOR, determined as described below, plus a margin of 0.55% per annum. All percentages resulting from any calculation on this Note will be rounded to the nearest one hundredth-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

          (a) At approximately 11:00 a.m. (London time) on the second day on which commercial banks are open for business (including dealings in U.S. Dollar deposits) in London (or, for purposes of paragraph (c) (ii) below, New York) prior to the commencement of the Interest Period for which such rate will apply (each such day an "Interest Determination Date"), Bankers Trust Company, or its successor in this capacity (the "Calculation Agent"), will calculate the rate of interest (the "Rate of Interest") for such Interest Period as, subject to the provisions described below, the rate per annum equal to 0.55% above the rate appearing on the Dow Jones Telerate Page 3750 (or such other page as may replace that page on the Dow Jones Telerate Service) for three-month

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     U.S. dollar deposits in the London inter-bank market on such Interest
     Determination Date.

          (b) If on any Interest Determination Date an appropriate rate cannot be determined from the Dow Jones Telerate Service, the Rate of Interest for the next Interest Period shall, subject to the provisions described below, be the rate per annum that the Calculation Agent certifies to be 0.55% per annum above the arithmetic mean of the offered quotations, as communicated to and at the request of the Calculation Agent by not less than two major banks in London selected by the Calculation Agent (the "Reference Banks," which expression shall include any successors nominated by the Calculation Agent), to leading banks in London by the principal London offices of the Reference Banks for three-month U.S. dollar deposits in the London inter-bank market as at 11:00 a.m. (London time) on such Interest Determination Date.

          (c) If on any Interest Determination Date fewer than two of such offered rates are available, the Rate of Interest for the next Interest Period shall be whichever is the higher of:

              (i) the Rate of interest in effect for the last preceding Interest Period to which (a) or (b) above shall have applied; and

              (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Calculation Agent determines to be 0.55% per annum above either (1) the arithmetic mean of the U.S. dollar offered rates which New York City banks selected by the Calculation Agent are or were quoting, on the relevant Interest Determination Date, for three-month deposits to the Reference Banks or those of them (being at least two in number) to which such quotations are or were, in the opinion of the Calculation Agent, being so made, or (2) in the event that the Calculation Agent can determine no such arithmetic mean, the arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting on such Interest Determination Date to leading European banks for a period of three months; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (i) above.

     The Calculation Agent shall, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure upwards to the nearest cent (half a cent being rounded upwards). The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall (in the absence of willful default, bad faith or manifest error) be final and binding on all parties.

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     Notwithstanding anything herein to the contrary, the interest rate on the
Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     Interest shall cease to accrue on this Note on the Maturity Date unless, upon presentation of this Note, payment of principal is improperly withheld or refused, in which case, interest shall continue to accrue.

     2. Calculation Agent. So long as any of this Note remains outstanding, the Company shall maintain under appointment a Calculation Agent, which shall initially be the Fiscal Agent, to calculate the Rate of Interest payable on this
Note in respect of each Interest Period. If the Calculation Agent shall fail to establish the Rate of Interest for any Interest Period, or if the Company shall remove the Calculation Agent, the Company shall appoint another commercial or investment bank to act as the Calculation Agent. The Company may change the Calculation Agent without notice.

     All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions hereof relating to the payment and calculation of interest on this Note by the Calculation Agent shall (in the absence of willful default, bad faith or manifest error) be binding on the Company, the Calculation Agent and all of the holders and owners of beneficial interests in this Note, and no liability shall (in the absence of willful default, bad faith or manifest error) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

     3. Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at an office or agency to be maintained by the Company a register (the register maintained in such office being herein referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Fiscal Agent is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint co-registrars and may change any Note Registrar or co-registrar without notice.

     Notes shall be exchangeable pursuant to this Section 3 for Notes registered in the name of, and a transfer of a Note may be registered to, any person other than DTC or its successor depository (DTC or such successor being referred to as a "depository") for such Note or its nominee only if (i) such depository notifies the Company that it is unwilling or unable to continue as depository for such Note or if at any time such depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by the Company within 90 days, (ii) there shall have occurred and be continuing an Event of Default (as defined below) with respect to the Notes or (iii) the Company, in its sole discretion, elects to terminate the book-entry system. Upon the occurrence of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence, such Note shall be exchanged for Notes registered in the names of, and the transfer of such Note shall be registered to, such persons (including persons other than the depository with respect to such Notes and its nominee) as such depository shall direct, in each case subject to Section 5 hereof.

     Subject to the restrictions on transfer and delivery set forth in this Note, Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Fiscal Agent or at the office of any other transfer agent designated by the Company for such purpose. Such transfer or exchange shall be effected upon the Fiscal Agent's or such other transfer agent's, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts; provided, however, that there
                                                  --------  -------
shall at all times be a transfer agent in the Borough of Manhattan, The City of New York.

     The Notes and any certificates for Notes issued in exchange for Notes or a beneficial interest therein will bear the third legend set forth in this Note. The holder of a certificated Note may transfer such Note, subject to compliance with the provisions of such legend, as provided in the preceding paragraph.
Upon the transfer, exchange or replacement of Notes bearing such legend, or upon specific request for removal of such legend on a Note, the Company will deliver only Notes bearing such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

     4.   Acts by Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes or the Fiscal Agency Agreement to be given or taken by holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided in the Notes or the Fiscal Agency Agreement, such action shall become effective when such instrument or instruments are delivered to the Fiscal Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Notes and the Fiscal Agency Agreement and conclusive in favor of the Fiscal Agent and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Fiscal Agent deems sufficient.

          (c) The Company may set any day as the record date for the purpose of determining the holders of outstanding Notes entitled to make any request or demand or give any authorization, direction, notice, consent or waiver or take other action, provided or permitted by the Notes and the Fiscal Agency Agreement to be made, given or taken by holders of the Notes.

          With regard to any record date set pursuant to the immediately preceding paragraph, the holders of outstanding Notes on such record date (or their duly appointed agents), and only such persons, shall be entitled to take relevant action, whether or not such holders remain holders after such record date. With regard to any action that may be taken hereunder only by holders of a requisite principal amount of outstanding Notes (or their duly appointed agents) and for which a record date is set pursuant to the immediately preceding paragraph, the Company, may at its option, set an expiration date after which no such action purported to be taken by any holder shall be effective unless taken on or prior to such expiration date by holders of the requisite principal amount of outstanding Notes on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such expiration date to any later date. Nothing in this paragraph shall prevent any holder (or any duly appointed agent thereof) from taking, at any time, any action contrary to or different from, any action previously taken, or purported to have been taken hereunder by such holder, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions to this paragraph shall not apply with respect to, any action to be taken by holders pursuant to Section 8 hereof.

          Upon receipt by the Fiscal Agent of notice of any default, any declaration of acceleration, or any rescission and annulment of any such declaration, or of any direction in accordance with Section 8 hereof, a record date shall automatically and without any other action by any person be set for the purpose of determining the holders of outstanding Notes entitled to join in such notice, declaration, or rescission and annulment, or direction, as the case may be, which record date shall be the close of business on the date the Fiscal Agent receives such notice, declaration, rescission and annulment or direction, as the case may be. The holders of outstanding Notes on such record date (or their duly appointed agent), and only such persons, shall be entitled to join in such notice, declaration, rescission and annulment, or direction, as the case may be, whether or not such holders remain holders after such record date; provided that, unless
                                                         --------
     such notice, declaration, rescission and annulment, or direction, as the case may be, shall have become effective by virtue of holders of the requisite principal amount of outstanding Notes on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice of default, declaration, or rescission and annulment or direction given or made by the holders, as the case may be, shall automatically and without any action by any person be canceled and of no further effect. Nothing in this paragraph shall prevent a holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice of default, a declaration of acceleration, a rescission and annulment of a declaration of acceleration or a direction, contrary to or different from, or, after the expiration of such period, identical to, a previously given notice, declaration, rescission and annulment, or direction, as the case may be, that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

          (d) The ownership of the Notes shall be proved by the Note Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver, or other Act of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Fiscal Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     5. Denominations. The Notes are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     6. Persons Deemed Owners. The Company, the Fiscal Agent and any agent of the Company or the Fiscal Agent may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whatsoever, whether or not this Note shall be overdue, and neither the Company, the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

     7. Amendments and Waivers. Without the consent of any holders of the Notes, the Company, when authorized by a resolution duly adopted by the Board of Directors of the Company, and the Fiscal Agent, at any time and from time to time, may amend the terms of the Notes and enter into one or more agreements supplemental to the Fiscal Agency Agreement, in form satisfactory to the Fiscal Agent, for any of the following purposes:

          (a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Fiscal Agency Agreement; or

          (b) to add to the covenants of the Company for the benefit of the holders of the Notes; or

          (c) to add any additional Events of Default; or

          (d) to secure the Notes; or

          (e) to evidence and provide for the acceptance of appointment by a successor

     Fiscal Agent with respect to the Notes; or

          (f) to amend the restrictions on transfer applicable to the Notes as set forth on this Note; or

          (g) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to correct or supplement any defective provision contained herein or in the Fiscal Agency Agreement, provided that such action pursuant to this clause
                              --------
     (g) shall not adversely affect the interests of the holders of the Notes.

     With the consent of the holders of not less than 66 and 2/3% in principal amount of the outstanding Notes, by act of said holders delivered to the Company and the Fiscal Agent, the Company, when authorized by a resolution duly adopted by the Board of Directors of the Company, and the Fiscal Agent, at any time and from time to time, may amend the terms of the Notes and enter into an agreement supplemental to the Fiscal Agency Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes, or the Fiscal Agency Agreement as the same pertains to the Notes, or of modifying in any manner the rights of the holders of the Notes: provided,
                                                                   --------
however, that no such amendment or supplemental agreement shall, without the
-------
consent of the holder of each outstanding Note affected thereby,

          (1) change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change any place of payment where, or the coin or currency in which, any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or

          (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any such amendment or supplemental agreement or the consent of whose holders is required for any waiver provided for herein or in the Fiscal Agency Agreement, or

          (3) modify any of the provisions of this Section or Section 9, except to increase any such percentage or to provide that certain other provisions of the Notes cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

     It shall not be necessary for any act of holders under this Section 7 to approve the particular form of any proposed amendment or supplemental agreement, but it shall be sufficient if such act shall approve the substance thereof.

     Upon the execution of any agreement supplement to the Fiscal Agency Agreement as permitted by this Section 7, the Notes and the Fiscal Agency Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of the Notes and the Fiscal Agency Agreement, as the same pertains to the Notes, for all purposes; and every holder of the Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     8. Defaults and Remedies. The occurrence of any of the following events shall constitute an Event of Default with respect to the Notes:

          (a) default in the payment of the principal of any of the Notes when the same becomes due and payable; or

          (b) default in the payment of any installment of interest upon any of the Notes when the same becomes due and payable, and continuance of such default for a period of 30 days; or

          (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Fiscal Agent by registered or certified mail or to the Company and the Fiscal Agent by the holders of at least 25% in aggregate principal amount of the Notes, or

          (d) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in the bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

          (e) the Company shall institute proceedings to be adjudicated bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal Bankruptcy Code or any other similar Federal or State law, or shall consent to the filing of any such petition or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due.

     If an Event of Default occurs and is continuing, the holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. Holders of a majority in principal amount of the Notes may waive an Event of Default and rescind any related declaration except as provided in Section 9(a) hereof. The Fiscal Agent may withhold from holders of Notes notice of any continuing Event of Default, except in respect of a default in the payment of principal of or interest on the Notes, if it determines that withholding such notice is in their interest.

     9.   Waivers.

          (a) The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of the Notes waive any past default hereunder with respect to the Notes and its consequences, except a default

               (1) in the payment of the principal of or interest on any Note, or

               (2)  In respect of a covenant or provision hereof which under
                    Section 7 cannot be modified or amended without the consent of the holder of each outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Notes; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          (b) The Company may omit in any particular instance to comply with any term, provision or condition set forth in the Notes or the Fiscal Agency Agreement with respect to the Notes if before the time for such compliance the holders of at least 66 and 2/3% in principal amount of the outstanding Notes shall, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but (i) without the consent of the holder of each Note affected thereby, no such waiver shall extend to or affect any term, provision or condition which under Section 7 cannot be modified or amended without the consent of the holder of each outstanding Note affected, and (ii) no such waiver shall extend to or affect any term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and any duties of the Fiscal Agent in respect of any such term, provision or condition shall remain in full force and effect.

     10. Company May Consolidate Etc., Only on Certain Terms. The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, except that the Company may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation, provided that (i) either the Company shall be the continuing corporation, or the
--------
successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Note and the Fiscal Agency Agreement to be performed by the Company, by supplemental agreement in form satisfactory to the Fiscal Agent, executed and delivered to the Fiscal Agent by such corporation, and (ii) the Company or such successor

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

corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any such covenant or condition.

     Upon any consolidation of the Company with, or merger of the Company into, any other person or any sale or conveyance of all or substantially all of the assets of the Company in accordance with this Section 10, the successor person formed by such consolidation or into which the Company is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Note and the Fiscal Agency Agreement with the same effect as if such successor person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the Notes and the Fiscal Agency Agreement.

     11. Unclaimed Amounts. Any money deposited with the Fiscal Agent in trust for the payment of the principal of or interest on any Note and remaining unclaimed for twelve months after such principal or interest has become due and payable shall be paid to the Company upon its request; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Fiscal Agent with respect to such money shall thereupon cease.

     12. Mutilated, Destroyed, Lost and Stolen Notes. If any Note becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Fiscal Agent shall, subject to the provisions of this Section 12, authenticate and deliver a new Note in exchange and substitution for the mutilated or defaced Note or in lieu of or in substitution for the apparently destroyed, lost or stolen Note.

     Application for the authentication and delivery of a substitute Note pursuant to this Section 12 may be made at the office of the Fiscal Agent. If the applicant for any substitute Note shall furnish to the Company and the Fiscal Agent (i) in the case of any such request in case of loss or theft, such security or indemnity as may be required by the Company and the Fiscal Agent in their sole discretion to indemnify and defend and to save each of them and any agent of either of them harmless, and (ii) in the case of any request for a substitute Note in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Fiscal Agent of the apparent destruction, loss or theft of such Note and of the ownership thereof, then, in the absence of notice to the Company or the Fiscal Agent that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Fiscal Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any substitute Note under this Section 12, the Company may require the payment of a sum sufficient to cover any tax assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

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

     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Fiscal Agency Agreement equally and proportionately with any and all other Notes.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     13. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Fiscal Agency Agreement, or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder (and each beneficial owner) of a Note by accepting such Note (or acquisition of a beneficial interest therein) waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Fiscal Agent under the Fiscal Agency Agreement.


           [The remainder of this page is left blank intentionally.]

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     IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its corporate name, manually or by facsimile, by an Authorized Representative and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


                                        NEVADA POWER COMPANY



Attest:  _________________________      By: ___________________________
                                            Name:
                                            Title:


Dated:   June 9, 2000


                 FISCAL AGENT'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Fiscal Agency Agreement.


                                        BANKERS TRUST COMPANY, as
                                        Fiscal Agent


                                        By: __________________________
                                             Authorized Signer

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